            Stock Purchase Agreement ("Agreement") made on and as of October 21, 1997 between Oak Hill Sportswear Corporation, a New York corporation ("Buyer"), and Greg S. Watkins, an individual resident in California ("Watkins"), and Daren J. Barone, an individual resident in California ("Barone" and, collectively with Watkins, "Sellers").

            Whereas, Sellers own all the outstanding shares of capital stock of Watkins Contracting Inc., a Nevada corporation (the "Company"), and they desire to sell, and Buyer desires to purchase, all such outstanding shares (the "Company Shares") , for the consideration and on the terms and conditions set forth in this Agreement;

            Now, therefore, the parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

            For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Accountants"--as defined in Section  5.1(a).

"Accounts Receivable"--as defined in Section 3.8.

"Additional Contingent Rights"--as defined in Section 3 of the Rights
Agreements.

"Agreement"--as defined in the first paragraph of this agreement.

"Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other condition, situation or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach"means any such inaccuracy, breach, failure, claim, condition, situation, or circumstance.

"Business"--the Company provides asbestos abatement, hazardous materials and soil remediation, demolition and services related thereto, to a variety of Persons, including private and governmental clients. Specific services include removal of asbestos containing materials (ACM), lead paint, contaminated soils and polychlorinated biphenyls (PCB). Contaminated soils remediation is related to material excavation. (The foregoing is referred to in this Agreement as the "Business.")

"Buyer"--as defined in the first paragraph of this Agreement.

"Buyer SEC Documents"--all reports, schedules, forms, statements and other documents filed by Buyer with the Securities and Exchange Commission ("SEC") since January 1, 1995.

"Buyer Shares"--as defined in Section 2.4(b)(ii).

"Closing"--as defined in Section 2.3.

"Closing Date"--the date and time as of which the Closing actually takes place.

"Closing Date Receivable Schedule"--as defined in Section 3.8(b).

"Closing Financial Certificate"--as defined in Section 2.4(a)(viii).

"Closing Financial Conditions"--(a) a net worth as of June 30, 1997, of at least $884,000.00, as shown in the Latest Year-End Balance Sheet; (b) a net worth as of September 30, 1997 of at least $1,075,000.00, as to be shown in the Final September Balance Sheet; (c) a net worth as of the Closing Date as to be shown on the Final October Balance Sheet which is no more than $150,000.00 less than the net worth to be shown in the Final September Balance Sheet; (d) work-in-process of at least $3,200,000.00 as of the Closing Date, as shown on the work in process schedule delivered to Buyer with the October Financial Statements ; and (e) revenues of the Company for the period from July 1, 1997 to the Closing Date averaging at least $700,000.00 per month, or in at least a pro rata amount for any part of a month during said period.

"Company"--as defined in the Recital of this Agreement.

"Company Records"--as defined in Section 3.5.

"Company Shares"--as defined in Section 3.3.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contemplated Transactions"--all of the transactions contemplated by this Agreement, including: (a) the sale of the Company Shares by Sellers to Buyer,
(b) the execution, delivery, and performance of the Rights Agreements and the Employment Agreements (c) Buyer's acquisition and ownership of the Company Shares and exercise of sole control over the Company, its assets, and the Business.

"Contingent Rights"--as defined in Section 2 of the Rights Agreement.

"Contract"--any agreement, contract, obligation, promise, representation or undertaking (including written, oral, or (to the extent that Sellers have Knowledge that a contract has been formed) by course of conduct, whether express or implied, but excluding those not existing at or before the Closing
Date) (a) under which the Company has, or may acquire, any rights, (b) under which the Company has, or may become subject to, any obligation or liability, or (c) by which the Company or any of the assets owned or used in the Business or by it is or may become bound.

"Controlled Group of Corporations"--as defined IRC Section 1563.

"CSLB" --as defined in Section 5.9.

"Damages"--any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and disbursements actually incurred), whether or not involving a third-party claim, but limited to out of pocket expenses unless: (i) Sellers have Breached Sections 5.2, 5.4, 5.5, 5.6, 5.10, and/or 5.11 of this Agreement, (ii) Sellers have or Buyer has committed Fraud, or (iii) (to the extent of the Special Recovery Cap) if a Closing Financial Condition is not correct. (Nothing within this definition shall be construed to change the definition of Fraud.)

"Disclosure Letter"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

"Employment Agreements"--as defined in Section 2.4(a)(iii).

"Employee Benefit Plan"--any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Plan (including any multiemployer
Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

"Employee Pension Benefit Plan"--as defined in ERISA Section 3(2).

"Employee Welfare Benefit Plan"--as defined in ERISA Section 3(1).

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damage, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products), (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law, (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body ) and for any natural resource damages, or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act. as amended.

"Environmental Law"--any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment, (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment, (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated, (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (e) protecting resources, species, or ecological amenities, (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances, (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention, or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Exchange Act"--the Securities Exchange Act of 1934, as amended, and the rules and regulations issued pursuant thereto.

"Facilities"--any real property, leaseholds, or other interests (a) currently or formerly owned or operated by the Company, and (b) any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

"Final October Balance Sheet"--the balance sheet included in the Final October Financial Statements

"Final  October  Financial   Statements"--the  October  Financial  Statements,
prepared in accordance with GAAP.

"Final September Balance Sheet"--the balance sheet included in the Final September Financial Statements.

"Final September Financial Statements"--the balance sheet and statements of income, changes in stockholders equity and cash flow of the Company for the period from July 1, 1997, through and as of September 30, 1997, and the notes thereto, as such becomes final pursuant to Section 5.1(a), with an unqualified report of audit thereon of Schilling & Hinzman, independent public accountants, or if Buyer so elects, by written notice to Sellers, an unqualified report of review thereon of said accountants.

"Financial Statements"--the Year-End Financial Statements, September Financial Statements, Final September Financial Statements, October Financial Statements, and the Final October Financial Statements

"First No-Compete Advice"--written advice from the Buyer to a Seller given on or before November 30, 2001 of continuation of said Seller's obligations under
Section 5.4 through December 31, 2002.

"Fraud"  --as defined by California substantive law.

"GAAP" --generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Latest Year-End Financial Statements were prepared. Accounting terminology used in this Agreement (such as revenues, accountants receivable, and work-in-process) not otherwise defined therein have the meanings generally accepted in the application of GAAP.

"Governmental Authorization" --any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" --any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (d) multi-national organization or body, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, and asbestos or lead asbestos-containing or lead-containing materials.

"Indemnified Persons"--as defined in Section 7.2.

"Indemnifying Persons"--the Persons required to provide indemnification to an Indemnified Person.

"Insurance Policies"--all policies of insurance to which the Company is or was a party or under which the Company or any third party is or was covered at any time with respect to the Business or the Company's operations or any performance or non-performance in connection therewith, including all performance and payment bonds.

"Intellectual Property"--(a) all Intellectual Property, trade secrets and confidential information of the Company, including those concerning its service specifications, data, know-how, methods, processes, sketches, photographs, graphs, drawings, samples, past, current, and planned service methods and processes, the names and backgrounds of personnel, personnel training techniques and materials, manuals, forms, checklists and similar materials used by the Company in the Business (except those publicly available), past current and prospective customer lists and requirements, price lists, market studies, business plans, computer software, programs (including object code and source code), database and systems, historical financial statements and information, financial projections and budgets, historical and projected sales, capital spending and leasing budgets and plans, and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in or including any of the foregoing, (b) all trademarks, service marks, trade dress, logos, the name "Watkins Contracting," trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (e) all mask works and all applications, registrations, and renewals in connection therewith, (f) all other intellectual property rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is or was actually aware of such fact or other matter.

"Land Held for Sale"--the property reflected on the face of the Latest Year-End Balance Sheet, and to be reflected on the face of the Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet, under "Current Assets" as "Land Held for Sale. The "Land Held for Sale Amount" is $569,808.00.

"Latest Year-End Balance Sheet"--the balance sheet as of June 30, 1997 included in the Year-End Audited Financials.

"Legal Requirement"--any law, ordinance, principle of common law, regulation, statute, or Order, actually in effect at any time prior to or on the Closing Date.

"Multiemployer Plan"--as defined in ERISA Section 3(37).

"No-Compete Period"--as defined in Section 5.4(b).

"Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations or insurance companies), designed to provide safe and healthful working conditions.

"October Balance Sheet"--the balance sheet included in the October Financial Statements.

"October Financial Statements"--the balance sheet and statement of income of the Company for the period from October 1, 1997, through and as of October 19, 1997.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices (including with respect to amount and frequency) of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, (b) such action is similar in nature and magnitude to actions customarily taken, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PBGC"--the Pension Benefit Guaranty Corporation.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Plan"--as defined in Section 3.13.

"prepared in accordance with GAAP"--(a) a Financial Statement will be deemed to be "prepared in accordance with GAAP" if it was prepared in accordance with GAAP on a consistent basis throughout the period covered thereby and a basis consistent with the application of GAAP in all Financial Statements as of a prior date or for a prior period, presents fairly the financial condition and results of operations, changes in stockholders' equity and cash flow of the Company as of and for the period covered thereby, is complete and accurate, and is based on and consistent with the Company Records; and (b) a Supplemental Schedule will be deemed to be "prepared in accordance with GAAP" if the related amounts shown on the face of the Financial Statement to which it pertains are based thereon and consistent therewith, the Schedule presents fairly the information stated thereon, it is complete and accurate, and it is based on and consistent with the Company Records.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Property Rights Agreement"--as defined in Section 3.20(b).

"Purchase Price"--as defined in Section 2.2.

"Related Person"--with respect to a particular individual: (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (f) any Related Person of any individual described in clause
(b) or (c). For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, or a pecuniary interest (as defined in Rule 16a-1(a) (2)(i) under the Exchange Act) or indirect pecuniary interest (as defined in Rule 16a-1(a)(2)(ii) under the Exchange Act) in, voting interests representing at least 5% of the outstanding voting power of a Person or other equity securities or interests representing at least 5% of the outstanding equity securities or interests in a Person.

"Release"--any imminent spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing of a hazardous substance, contaminant or pollutant into the Environment, whether intentional or unintentional.

"Renewal Offer"--as defined in Section 2.2(a)(ii) of the Employment Agreement.

"Reportable Event"--as defined in ERISA Section 4043.

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Responsible Managing Employee (RME)"--the individual designated by the Employer under the Employment Agreement executed by Watkins and the Company to hold and maintain in effect on behalf of the Company those governmentally issued certificates, permits and licenses

("permits") which enable the Company to hold itself out to the public as authorized to engage in, and to engage in, any abatement, removal or remediation work requiring such permits.

"Rights Agreements "--as defined in Section 2.4(b)(iii).

"SBA Debt"--the debt reflected on the face of the Latest Year-End Balance Sheet, and to be reflected on the face of the Estimated Balance Sheet and the Closing Date Balance Sheet, under "Current Liabilities" as "Debt on Land Held for Sale," and the related mortgage and other Encumbrances. The "SBA Debt Amount" is $427,252 less payments made in reduction of the principal amount of said debt from debt July 1, 1997, until immediately prior the discharge of said Debt in full pursuant to Section 5.2.

"Second No-compete Advice"--written advice from the Buyer to a Seller given on or before November 30, 2002 of continuation of said Seller's obligations under
Section 5.4, through December 31, 2003.

"Securities Act"--the Securities Act of 1933, as amended, and rules and regulations issued pursuant thereto.

"Sellers"--as defined in the first paragraph of this Agreement.

"Sellers' Closing Documents"--as defined in Section 3.2(a).

"September Balance Sheet"--the balance sheet included in the September Financial Statements.

" September Financial Statements"--the balance sheet and statement of income of the Company for the period from July 1, 1997 through and as of September 30, 1997.

"Special Recovery Cap"--$2,700,000.00.

"Subsidiary" --with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Supplemental Schedules"--the supplemental information provided in schedules to the Year-End Financial Statements, and to be provided in schedules to the Final September Financial Statements and Final October Financial Statements captioned "Contracts in Progress," "Contracts Receivables," "Accounts Payable," "Costs of Construction'" and "Operating Expenses."

"Tax" --any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Territory" --the Company engages in its Business in California, New Mexico, Hawaii and Nevada (subject, with respect to Nevada and California, to the no-compete restriction described in the Asset Purchase Agreement between the Company and LVI and the Stock Purchase Agreement between the Company and Wayne Watkins referred to in Parts 3.17(a) and 3.17(c) of the Disclosure Letter) (the "Territory.")

"Threat of Release"--a likelihood, other than a remote likelihood, of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) to the Sellers or the Company.

"Year-End Audited Financial Statements"--the balance sheets and statements of income, changes in stockholders' equity, and cash flow of the Company as of and for its fiscal years ending June 30, 1995, June 30, 1996, and June 30, 1997, with the notes thereto, prepared in accordance with GAAP, together with an unqualified report of audit thereon of Schilling & Hinzman.

2. SALE AND TRANSFER OF COMPANY SHARES; CLOSING

            2.1 Company Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers are selling and transferring the Company Shares to Buyer, and Buyer is purchasing the Company Shares from Sellers.

            2.2 Purchase Price. The purchase price ("Purchase Price") for the Company Shares payable to Sellers is:

                          (a)     (i) $3,600,000.00;

                                  (ii) an additional $180,000 payable in
twelve monthly installments of $15,000 each commencing January 31, 2002 to each Seller to whom Buyer gives a First No-compete Advice, if Buyer gives such advice,

                                  (iii) a further additional $180,000 payable
in twelve monthly installments of $15,000 each commencing January 31, 2003 to each Seller to whom Buyer gives a Second No-compete Advice, if Buyer gives such advice;

                          (b) 400,000  restricted  shares of the common  stock,
$.02 par value,  of the Buyer (the "Buyer Shares");

                          (c) the Contingent Rights, and

                          (d)  the Additional Contingent Rights.

            2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement are taking place, simultaneous with the execution of this Agreement, at the Westin Hotel at 5400 West Century Blvd., Los Angeles, California 90045 on October 21, 1997.

            2.4  Closing Obligations.  At the Closing:

            (a) Sellers  are  delivering to Buyer:

                           (i) certificates representing the Company Shares,
duly endorsed (or accompanied by duly executed stock powers), with notarized signatures for transfer to Buyer;

                           (ii) two employment agreement, one executed by each
Seller ("Employment Agreements");

                           (iii) the September Financial Statements and the
October Financial Statements, with the work in process schedule as of October 19, 1997 attached;

                           (iv) an opinion of Steven T. Myers, Esq., dated the
Closing Date;

                           (v) the Disclosure Letter;

                           (vi) a mutual release of claims between Wayne
Watkins and the Company;

                           (vii) the Closing Date Receivable Schedule;

                           (viii) the Closing Financial Certificate;

                           (ix) a spousal consent form executed by Tari
Watkins; and

                           (x) a spousal consent form executed by Colleen
Barone.

             (b) Buyer is delivering to Sellers:

                           (i) the following amounts by cashiers checks:
(a)$1,734,000 payable to Watkins; and (b) $1,734,000 payable to Barone; and
(c) $132,000 payable to The Heim Group (Sellers' broker);

                           (ii) certificates, with a legend thereon complying
with Rule 502(d)(3) under the Securities Act, representing the Buyer Shares, as follows: (a) 200,000 shares to Watkins, and (b) 200,000 shares to Barone (collectively, the "Buyer Shares");

                           (iii) agreements granting Watkins and Barone
certain contingent and additional contingent rights with respect to the Buyer Shares, executed by Buyer (collectively, "Rights Agreements");

                           (iv) the Employment Agreements, executed by the
Company; and

                           (v) an opinion of Greenberger & Forman, dated the
Closing Date.

3.  REPRESENTATIONS AND WARRANTIES OF SELLERS

             Sellers jointly and severally represent and warrant to Buyer as follows:

             3.1 Organization, Good Standing,; Subsidiaries (a) Part 3.1(a) of the Disclosure Letter contains a complete and accurate list for the Company of its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States and jurisdictions set forth on Part 3.1(a) to the Disclosure Letter, which are the only States or jurisdictions in which the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

             (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

            (c) The Company has, and since inception had, no Subsidiary. The Company does not own, and it has no Contract to acquire, any equity securities of or ownership interest in of any Person or any direct or indirect ownership interest in any other business.

            (d) The only officers and directors of the Company are, and since September 19, 1995,have been, Watkins and Barone. Tari Watkins is the wife of Watkins. Colleen Barone is the wife of Barone.

            3.2 Authority; No Conflict. (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. The Employment Agreements (collectively, with this Agreement, the Disclosure Letter and all certificates of Sellers delivered under this Agreement, the ("Sellers' Closing Documents") constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

            (b) Except as set forth in Part 3.2(b) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii) contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

                           (iii) contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by the Company;

                           (iv) cause the Company to become subject to, or to
become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by the Company to
be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                          (vii)  result in the  imposition  or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.

            (c) Except as set forth in Part 3.2(c) of the Disclosure Letter, neither Seller nor the Company is or will be required to give any notice to or obtain any consent , from any Person in connection with the execution, delivery or performance of this Agreement or a Sellers' Closing Document or the consummation or performance of any of the Contemplated Transactions.

            3.3 Capitalization. The authorized equity securities of the Company consist of 2,500 shares of common stock, no par value, of which two shares are issued and outstanding (the "Company Shares"). Sellers are the record and beneficial owners and holders of all the Company Shares, free and clear of all Encumbrances. Watkins owns one share of the Company Shares, and Barone owns one share of the Company Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Company Shares, and such shares are subject to no Encumbrance. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, transfer (other than the Cross-Purchase Buy-Sell Agreement referred to in Part 3.3 to the Disclosure Letter, which agreement is being terminated and canceled as of Closing), or voting of any shares of capital stock or other securities of the Company. None of the outstanding shares of capital stock or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement.

            3.4 Financial Statements. The Year-End Financial Statements, September Financial Statements, Final September Financial Statements, October Financial Statements, and Final October Financial Statements were prepared, or pursuant to this Agreement will be prepared, in accordance with GAAP. The Supplemental Schedules to the Year-End Financial Statements, Final October Financial Statements and Final September Financial Statements were prepared, or pursuant to this Agreement will be prepared, in accordance with GAAP.

            3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company (collectively, the "Company Records"), all of which have been made available to Buyer and its Representatives, as of Closing are maintained in accordance of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section), including, and limited thereby the maintenance of an adequate system of internal controls. To the extent material, the minute books of the Company contain accurate and complete records of all corporate actions taken by the stockholders, the Board of Directors, and committees of the Board of Directors of the Company. The stock record books of the Company show all issuances and of record transfers of capital stock of the Company. At the Closing, all Company Records will be in the possession of the Company.

            3.6 Title to Properties; Encumbrances. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on a balance sheet included in the Financial Statements as of the date thereof, free and clear of all Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business and consistent with Sections 3.12 and 3.16 since the date of said Balance Sheet. Part 3.6 of the Disclosure Letter sets forth the name and address of each Person from whom the Company leases real property .

            3.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Company are structurally sound are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and except for equipment which is obsolete and not included in the assets reflected on a balance sheet in the Financial Statements, and equipment not so reflected which, by reason of ordinary wear and tear and age, may be uneconomical to repair. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

            3.8 Accounts Receivable. (a) All accounts receivable of the Company that are reflected on the Latest Year-End Balance Sheet or on the October Balance Sheet, or which will be reflected on the Final October Balance Sheet (collectively, the "Accounts Receivable") represented or (with respect to the Final October Balance Sheet) will represent valid obligations arising from or services actually performed by the Company in the Ordinary Course of Business. Unless collected by the Company prior to the Closing Date, the Accounts Receivable are current and collectible net of the respective reserves as shown on the Latest Year-End Balance Sheet and the October Balance Sheet and to be shown on the Final October Balance Sheet, and on the accounting records of the Company as of the respective dates of said Balance Sheets. Such reserves are, and with respect to the Final October Balance Sheet will be, adequate and calculated consistent with past practice and, in the case of the reserve in the Final October Balance Sheet, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Latest Year-End Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. Subject to such reserves, except as set forth on Part 3.8(a) of the Disclosure Letter each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 180 days after the date on which it first becomes due and payable. Except as set forth on Part 3.8(a) to the Disclosure Letter, there is no contest, claim, or right of set-off under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

            (b) (i) Part 3.8(b)(i) of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the September Balance Sheet. (ii)Part 3.8(b)(ii) of the

Disclosure Statement (the "Closing Date Receivable Schedule") contains a complete and accurate list and aging of all Accounts Receivable as of the Closing Date.

            3.9 Personal Property. All personal property of the Company, whether or not reflected in the Latest Year-End Balance Sheet or the October Balance Sheet, or to be reflected in the Final October Balance Sheet, consists or will consist, of a quality, except for ordinary wear and tear, and quantity usable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Latest Year-End Balance Sheet and on the accounting records of the Company as of the Closing Date. The quantities of each item of personal property (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

            3.10 No Undisclosed Liabilities. Except as set forth in Part 3.10 of the Disclosure Letter : (a) the Company has no liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP (and Sellers have no Knowledge of liabilities of the type not required to be so reflected) not reflected or reserved against shown on the face of the Latest Year-End Balance Sheet, other than current liabilities incurred in the Ordinary Course of Business since the date thereof consistent with Sections 3.12 and 3.16, and (b) the Company will have no liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP (and Sellers have no Knowledge of liabilities of the type not required to be so reflected) as of the Closing Date not reflected or reserved against and shown on the face of the October Balance Sheet and the Final October Balance Sheet.

            3.11 Taxes. (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid or reflected or reserved against and shown on the face of the Latest Year-End Balance Sheet or, with respect to Tax with respect to a period after the date thereof, reflected or reserved against and shown on the face of the October Balance Sheet and to be shown on the face of the Final October Balance Sheet. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, except for an extension of time to file its Federal and California income tax returns for its tax year ended June 30, 1997. No claim has ever been made by any Government Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) Neither the Seller nor any director or officer of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Governmental Body in writing or (B) as to which a Seller or a director or officer of the Company has Knowledge based upon personal contact with any agent or such Body.

            (d) Part 3.11(d) of the Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for all taxable periods since inception, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed by the Company since inception.

            (e) The Company has not waived any statue of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) The Company has not filed a consent under IRC Section 341(f) concerning collapsible corporations. The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that under certain circumstances could obligate it to make any payment that were not, or will not be, deductible under IRC Section 280G. The Company has not been a United States real property holding corporation within the meaning of IRC
Section 897(c)(2) during the applicable period specified in IRC Section 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not been and is not a member of an affiliated group (within the meaning of IRC Section 1504(a)) filing a consolidated federal income Tax Return. The Company has no liability for the Taxes of any Person (other than the Company) under IRC Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) The unpaid Taxes of the Company did not, as of dates of the Latest Year-End Balance Sheet, the September Balance Sheet or the October Balance Sheet, and will not as of the date of the Final September Balance Sheet or the Final October Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such Balance Sheet (rather than in any notes thereto).

            3.12 No Material Adverse Change. Since the date of the Latest Year-End Balance Sheet, there has not been any material adverse change in the Business, operations, properties, assets, or condition of the Company, and to the Sellers' Knowledge no event has occurred or circumstance exists that may result in such a material adverse change.

            3.13 Employee Benefits. (a) Part 3.13(a) of the Disclosure Letter lists each Employee Benefit Plan that the Company maintains or to which it contributes.

            (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the IRC, and other Legal Requirements.

            (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of IRC Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

            (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

            (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under IRC Section 401(a) and has received, within the last two years, a favorable determination letter from the IRS.

            (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

            (g) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report or Summary Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (h) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it ever has contributed, or ever has been required to contribute:

                          (i) No such Employee Benefit Plan which is an
Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or to the Knowledge of any of the Sellers or the directors and officers of the Company is Threatened.

                          (ii) There have been no Prohibited Transactions with
respect to any such Employee Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers of the Company threatened. None of the Sellers and the directors and officers of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                          (iii) The Company has not incurred, and the Sellers
and the directors and officers of the Company have no reason to expect that the Company will incur, and Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA ((including any withdrawal Liability) or under the IRC with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                          (iv) Except as set forth in Part 3.13(h)(iv) to the
Disclosure Letter, the Company does not contribute to, and has never contributed to, or ever has been required to contribute to, any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

                          (v) Except as set forth in Part 3.13(h)(v) to the
Disclosure Letter, the Company does not maintain, and has never maintained and it does not contribute, and has never contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with IRC Section 4980B).

                          (vi) The Company is not and it never was a member of
a Controlled Group of Corporations.

             3.14 Compliance With Legal Requirements; Governmental Authorizations. (a) Except as set forth in Part 3.14(a) of the Disclosure Letter, to the Knowledge of Sellers:

                          (i) the Company is, and at all times since inception
has been, in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                          (ii) no event has occurred or circumstance exists
that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                          (iii) the Company has not received, at any time
since inception, any notice or other communication (whether oral or written) sent by any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or
(B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Part 3.14(b) of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14(b) of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14(b) of the Disclosure Letter, to the Sellers Knowledge:

                          (i) the Company is, and at all times since inception
has been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
Part 3.14(b) of the Disclosure Letter;

                          (ii) no event has occurred or circumstance exists
that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14(b) of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14(b) of the Disclosure Letter;

                          (iii) the Company has not received, at any time
since inception, any notice or other communication (whether oral or written) sent by any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                          (iv) all applications required to have been filed
for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14(b) of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

             (c) The Governmental Authorizations listed in Part 3.14(c) of the Disclosure Letter collectively constitute all of the Governmental
Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

             3.15 Legal Proceedings; Orders. (a) Except as set forth in Part 3.15(a) of the Disclosure Letter, to the Knowledge of Sellers there is no pe nding Proceeding:

                          (i) that has been commenced by or against the
Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                          (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

             (b) To the Knowledge of Sellers, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have made available to Buyer copies of all pleadings, non-privileged correspondence, and other non-privileged documents relating to each Proceeding listed in Part 3.15(b) of the Disclosure Letter and (3) the Proceedings listed in Part 3.15(b) of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, or condition of the Company.

            (c) Except as set forth in Part 3.15(c) of the Disclosure Letter, to the Sellers' Knowledge:

                          (i) there is no Order to which the Company, or any
of the assets owned or used by the Company, is subject;

                          (ii) neither Seller is subject to any Order that
relates to the business of, or any of the assets owned or used by, the Company; and

                          (iii) no officer, director or employee, of the
Company is subject to any Order that prohibits such officer, director, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

              (d) Except as set forth in Part 3.15(d) of the Disclosure Letter, to the Sellers' Knowledge:

                          (i) the Company is, and at all times since inception
has been, in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                          (ii) no event has occurred or circumstance exists
that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                          (iii) the Company has not received, at any time
since inception, any notice or other communication (whether oral or written) from any Governmental Body or regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

             3.16 Absence of Certain Changes and Events. Except as set forth in Part 3.16 of the Disclosure Letter, since July 1, 1997, the Company has conducted the Business only in the Ordinary Course of Business, and there has not been any:

             (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

             (b) amendment to the Organizational Documents of the Company;

             (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

             (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

             (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, or financial condition of the Company, taken as a whole;

             (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii), except in the Ordinary Course of Business, any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000;

             (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

             (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

             (i) material change in the accounting methods used by the Acquired Company; or

             (j) agreement, whether oral or written, by the Company to do any of the foregoing.

             3.17 Contracts; No Defaults. (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                          (i) each Contract that involves performance of
services or delivery of goods or materials by the Company of an amount or value in excess of $100,000.

                          (ii) each Contract that involves performance of
services or delivery of goods or materials to the Company of an amount or value in excess of $10,000:

                          (iii) each current Insurance Policy;

                          (iv) each Contract that was not entered into in the
Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

                          (v) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item of less than $10,000, and having an aggregate value of all items having a value per item of less than $10,000 items not exceeding $50,000.00);

                          (vi) each licensing agreement or other Contract with
respect to patents, trademarks, copyrights, or other intellectual property, including agreements between the Company and current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                          (vii) each collective bargaining agreement and other
Contract to or with any labor union or other employee representative of a group of employees;

                          (viii) each joint venture, partnership, and other
Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                          (ix) each Contract containing covenants that in any
way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                          (x) each Contract providing for payments to or by
any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (xi) each power of attorney that is currently
effective and outstanding;

                          (xii) each Contract entered into other than in the
Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xiii) each  Contract for capital  expenditures  in
excess of $10,000;

                          (xiv) each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                          (xv) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing, except for change orders which will have no material adverse effect to the Company;.

             (b) Part 3.17(b) of the Disclosure Letter is a work in progress schedule setting forth the total amount of each contract and certain information as reflected in the captions thereto.

             (b-2) Sellers have delivered to Buyer a statement which sets forth the name, address, account numbers, and authorized signatories of each bank account of the Company.

             (c) Except as set forth in Part 3.17(c) of the Disclosure Letter:

                          (i) neither Seller and, to the Sellers' Knowledge,
no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the Business of, or any of the assets owned or used by, the Company; and

                          (ii) no officer or director of the Company, and to
the Knowledge of Sellers, no agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company any rights to any invention, improvement, or discovery.

             (d) Except as set forth in Part 3.17(d) of the Disclosure Letter, to the Sellers' Knowledge each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

             (e) Except as set forth in Part 3.17(e) of the Disclosure Letter, to the Sellers' Knowledge:

                          (i) the Company is, and at all times since inception
has been, in substantial compliance with all applicable terms and requirements of each Contract under which the Company has or had (except for Contracts whose obligations have been discharged by the Company) any obligation or liability or any of the assets owned or used by the Company is or was bound;

                          (ii) each other Person that has or had any
obligations or liability under any Contract, directly contracted with the Company, under which the Company has or had (except for Contracts whose obligations have been discharged by such other person) any rights is, in substantial compliance with all applicable terms and requirements of such Contract;

                          (iii) No event has occurred or circumstance exists
that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

                          (iv) the Company has not given to or received from
any Person with whom the Company currently has a Contract, at any time since entering into such Contract, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract, and only in respect to which the Company has not fully discharged its obligations.

             (f) To Sellers' Knowledge, there are no renegotiations, except in the Ordinary Course of Business, attempts to renegotiate, or outstanding rights to renegotiate any material reduction in the amounts paid or otherwise payable to the Company, or to increase the amounts paid or otherwise payable by the Company, under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for or Threatened any such renegotiation.

             (g) The Contracts were entered into in the Ordinary Course of Business. To Sellers' Knowledge, they were entered into without the commission of any act by or on behalf of the Company or by or on behalf of the Company in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

             (h) Except as set forth in Part 3.17(c) of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

             3.18 Insurance. (a) Sellers have delivered to Buyer all Insurance Policies for the last three years, and all other Insurance Policies in the Company's possession.

             (b) Part 3.18(b) of the Disclosure Letter describes:

                          (i) any self-insurance arrangement by or affecting
the Company, including any reserves established thereunder and,

                          (ii) any contract or arrangement, other than an
Insurance Policy, for the transfer or sharing of any risk by the Company.

                          (c) Part 3.18(c) of the Disclosure Letter sets
forth, by year, for the current policy year and each of the three preceding policy years(i) a summary of the loss experience under each Insurance Policy;

                          (ii) a statement describing the loss experience for
all claims that were self-insured, including the number and aggregate cost of such claims.

            (d) Except as set forth on Part 3.18(d) of the Disclosure Letter:

                          (i) All Insurance Policies (except for payment and performance bonds with respect to which the Company has discharged its payment and performance obligations);

                          (a) are valid and enforceable;

                          (b) are  issued by an  insurer  that is  financially
sound and reputable;

                          (c) to Sellers' Knowledge, taken together, provide
adequate insurance coverage for the assets and the operation of the Business for all risks normally insured against by a Person carrying on the same business or businesses as the Company, except for the deductible, co-insurance and maximum coverage amounts with respect to each Insurance Policy set forth on Part 3.18 (d) of the Disclosures Letter;

                          (d) are sufficient for compliance with all Legal
Requirements and Contracts or will be sufficient for compliance prior to the completion date of all Contracts listed on the work in process (as attached to the October Financial Statements) to which the Company is a party or its assets is bound;

                          (e) with respect to Insurance Policies currently in
force only, will continue in full force and effect following the consummation of the Contemplated Transactions, so long as the Company continues to pay premiums (at the same rates and on the same conditions as consistent with the Company's prior practice) to keep such Policies in full force and effect; and

                          (f) except in the Ordinary Course of Business, such
Insurance Policies do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                          (ii) With respect to the Insurance Policies, except
as disclosed in the Disclosure Letter Section 3.18(d)(ii), neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or will not be renewed or that the issuer of any Insurance Policy is not willing or able to perform its obligations thereunder.

                          (iii) The Company has paid all premiums due, and
have otherwise performed all of their respective obligations, under each Insurance Policy.

                          (iv) The Company has given due and timely notice to
the insurer of all claims that may be insured by an Insurance Policy.

            (e) Part 3.18(e) of the Disclosure Letter sets forth the maximum aggregate amount and the current outstanding amount of performance and payment bonds available to the Company as of September 19, 1997, and the maximum aggregate amount as of the Closing Date. The Sellers have no Knowledge that the Contemplated Transactions will cause the aggregate amount of such bonds available to the Company to be lower than such maximum aggregate amount.

             3.19 Environmental Matters. Except as set forth in Part 3.19 of the Disclosure Letter, to the Sellers' Knowledge:

             (a) The Company is, and at all times has been, in substantial compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor the Company has any basis to expect, nor has any of them received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed, by the Company, , or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

             (b) There are no pending or, to the Knowledge of Sellers, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

             (c) There is no basis to expect, and the Company , has not received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

             (d) The Company, , has no Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers , with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

             (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. The Company, , has not permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, except in substantial compliance with all applicable Environmental Laws.

             (f) There has been no Release or, to the Knowledge of Sellers , Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the Knowledge of Sellers any geologically or hydrologically adjoining property, of the Company.

             (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, with Environmental Laws.

             3.20 Employees. (a) Part 3.20(a) of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since July 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

             (b) Except as set forth in the Disclosure Letter Section 3.20(b),no officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an officer or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such officer or director. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

             (c) Part 3.20(c) of the Disclosure Letter contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

             3.21 Labor Relations; Compliance. Except as set forth in Part
3.21 to the Disclosure Letter, since inception the Company has not been or is a party to any collective bargaining or other labor Contract. Since inception there has not been, there is not presently pending or existing, and to Sellers' Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. Local 208, since assumed by Local 5 International Association of Heat and Frost Insulators and Asbestos Workers and Local 882 Laborers International Union of North America is prepared to execute a collective bargaining agreement with the Company in the form and substance of such agreement previously delivered by Sellers to Buyer . To the Sellers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To the Sellers' Knowledge, the Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements, except for as set forth on the October Balance Sheet, or to be set forth on the Final October Balance Sheet.

             3.22 Intellectual Property. (a) Except as set forth in Part 3.22(a) to the Disclosure Letter, the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its Businesses and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by The Company on identical terms and conditions immediately subsequent to the Closing Date. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Properly that it owns or uses.

             (b) Except as set forth in Part 3.22(b) to the Disclosure Letter, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

             3.23 Certain Payments. Since inception, neither the Company nor any director or officer, nor to Sellers' Knowledge, any employee of the Company, nor to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any unlawful contribution, unlawful gift, bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or Related Person, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

             3.24 Relationships With Related Persons. (a) Except as set forth in Part 3.24 (a) of the Disclosure letter, no Seller or any Related Person of Sellers has, or since has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business or reflected as an asset in any balance sheet included in a Financial Statement and

             (b) No Seller or any Related Person of a Seller is, or, except as set forth in Part 3.24 of the Disclosure Letter, since July 1, 1994, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of or services of the Company in any market served by the Company.

             3.25 Payment of Indebtedness by Related Persons; Cancellation of Related Party Contracts. Except as Disclosed in the Disclosure Letter Part3.25, Sellers have caused all indebtedness owed to the Company by either Seller or any Related Person of either Seller to be paid in full prior to Closing, and have caused all Contracts set forth in Part 3.17(h) of the Disclosure Letter to be canceled, without consideration and without cost to the Company or the Buyer.

             3.26 Brokers or Finders. Except as set forth in Part 3.26 to the Disclosure Letter, neither the Sellers nor the Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

             3.27 Sellers' Performance. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of those covenants and obligations (considered individually), have been duly performed and complied with in all material respects.

            3.28 Certain Disclosure Parts. The aggregate amounts of all costs and expenses incurred by the Company on or after the Closing Date with respect to those matters referred to in Parts 3.14 (a), 3.14(b), 3.15(a), 3.15(c), 3.17(e), and 3.19, (but, with respect to each such Part, limited to those matters that are delegated as subsections "a)" through "u)"), of the Disclosure Letter will not exceed the sum of $50,000.00, exclusive of all costs associated with defending such matters.

            3.29 Investment Intent. Each Seller (a) understands that the Buyer Shares have not been, and will not be, registered under the Securities Act , or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and that they cannot be resold unless they are registered under said Act or unless an exemption from registration is available (b) is acquiring the Buyer Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received all requisite information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares , and
(f) is an "accredited investor" (within the meaning of that term as defined in Rule 501(a)(5) or Rule 501(a)(6) under the Securities Act).

            3.30 Closing Financial Conditions. The Closing Financial Conditions have been satisfied.

            3.31 Disclosure. (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which it was made, not misleading.

            (b) Sellers have no Knowledge of any fact that has application to either Seller or to the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, Business, financial condition, or results of operations of the Company that has not been set forth in this Agreement or in the appropriate Parts of the Disclosure Letter.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Sellers as follows:

            4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

            4.2 Authority; No Conflict. This Agreement and the Rights Agreement constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver said Agreements and to perform its obligations thereunder.

            4.3 Investment Intent. Buyer is acquiring the Sellers' Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

            4.4 Buyer Shares. Upon the issuance and delivery to Sellers on Closing of certificates representing the Buyer's Shares, said Shares will have been duly authorized and validly issued, and be fully paid and nonassessable, and will be subject to no Encumbrance arising from any action by Buyer. There has been no change in the number of outstanding shares of capital stock, or options, or warrants, to purchase shares of capital stock, of the Buyer since the date of its most recent Form 10-Q. The shares conform to the description of the common stock contained in the Buyer's certificate of incorporation, as amended, a copy of which has been delivered to Sellers.

            4.5 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

            4.6 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            4.7 Buyer SEC Documents. The Buyer has filed all Buyer SEC Documents required to be filed by it. As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and when filed contained no untrue statement of a material fact or omitted to state a material fact required to be seated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Documents were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (or indicated in the notes thereto) and fairly presented in all material respects the financial position of the Buyer as of he dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Since the date of the financial statements as reflected in its most recently filed Form 10-Q, there has been no material and adverse change to the Company's financial condition .

            4.8 Reliance. Sellers shall not be liable in any respect (whether it be that any job is not awarded or not profitable, or in any other manner) for any of the jobs listed on the active quote list or any other document delivered to Buyer disclosing potential jobs in the future.

5. COVENANTS OF SELLERS AFTER CLOSING DATE

            5.1 Finalization of September Financial Statement and October Financial Statement. (a) Sellers have delivered to Buyer the September Financial Statements and will cause Schilling & Hinzman, the Company's independent public accountants, to audit the September Financial Statements (or, if Buyer so notifies Sellers in writing, to review such Statements). Sellers will cause such audited (or, of so requested, reviewed) September Financial Statements, together with statements of changes in shareholders' equity and cash flow, and Supplemental Schedules thereto to be delivered to Buyer as soon as reasonably practicable, and will use their Best Efforts to cause them to be delivered to Buyer on or before October 31, 1997. If within thirty days following delivery of such audited (or reviewed) September Financial Statements, Buyer has not given Sellers notice of any objection thereto, then such Statements will be final and binding for purposes of this Agreement ("Final September Financial Statements"). If Buyer gives a notice of objection, then the issues described therein as in dispute will be submitted to the national office of Deloitte & Touche, independent public accountants (the "Accountants"), for resolution, and (i) each party will execute and deliver such engagement letter as the Accountants may reasonably request, (ii) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present tot he Accountants any material or evidence relating to the determination, (iii) the determination by the Accountant, as set forth in a notice delivered to both parties by the Accountants will be binding and conclusive on the parties; and
(iv) Buyer and Sellers will each bear 50% of the fees and disbursements of the Accountants for such determination. Upon such determination, said Financial Statements will give effect thereto and become final and binding on the parties ("Final September Financial Statements").

            (b) If the net worth shown on the face of the Final September Balance Sheet is more than $50,000.00 less than $1,117,000.00, Sellers shall, jointly and severally, pay Buyer the difference, less $50,000.00, within ten days after the Final September Balance Sheet become final pursuant to Section 5.1(a).

            (c) Buyer will use its Best Efforts to cause the Company to prepare the Final October Financial Statements as soon as possible after the Closing Date and cause it to be delivered to the Sellers, together with Supplemental Schedules thereto, on or before November 15, 1997. Neither Sellers nor Buyers will cause the Company to reflect a reserve or liability for income taxes, on the Balance Sheets included in the October Financial Statements and Final October Financial Statements, with respect to periods up to and including September 30, 1997 which is in excess of any reserve or liability for income taxes reflected on the September Balance Sheet. If within thirty days following delivery of said Financial Statements, Sellers have not given Buyer notice of any objection to the said Financial Statements, then such Statements will be final and binding for purposes of this Agreement ("Final October Financial Statements"). If Sellers give a notice of objection, then the issues described therein as in dispute will be submitted to the national office of Deloitte & Touche, independent public accounts (the "Accountants"), for resolution, and (i) each party will execute and deliver such engagement letter as the Accountants may reasonably request, (ii) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountant may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountant any material or evidence relating to the determination, (iii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants will be binding and conclusive on the parties; and (iv) Buyer and Sellers will each bear 50% of the fees and disbursements of the Accountants for such determination. Upon such determination, the Final October Financial Statements will give effect thereto and become final and binding on the parties ("Final October Financial Statements").

            (d) If the net worth shown on the face of the Final October Balance Sheet is more than $150,000 less than the net worth shown on the Final September Balance Sheet, Sellers will, pay Buyer the difference, within ten days after the Final October Balance Sheet become final pursuant to Section 5.1(c).

            5.2 Disposition of Asset Held for Sale. Sellers shall cause the Company (a) to sell the Asset Held for Sale for a consideration providing the Company with net cash proceeds on closing of the sale (prior to discharge of the SBA Debt) of at least an amount equal to the Asset Held for Sale Amount, and (b), on such sale, to discharge the SBA Debt at a cost to the Company not exceeding the SBA Debt Amount. If Sellers fail to cause said sale to close on or prior to January 1, 1998, they, jointly and severally, shall, at the Buyer's written request, within 60 days of such request, pay the Company the Asset Held for Sale Amount minus the SBA Debt Amount, and cause the SBA Debt (together with all obligations of and costs to the Company under the related loan agreements, instruments and documentation) to be discharged as an obligation of the Company, and the Company shall thereupon transfer to the Sellers all its right, title and interest in and to the Asset Held for Sale.

            5.3 Accounts Receivable Collection Deficit. Notwithstanding
Section 3.8, if less than 90% of the amount of the Accounts Receivable reflected on the face of the Final October Balance Sheet are collected by the Company within 180 days after the Closing Date, (or, with respect to Accounts Receivable which represent retention amounts, within 180 days of the due dates thereof), Sellers shall, within ten days thereafter, jointly and severally pay Buyer the difference between the amount collected and 90% of the amount of such Receivables, and the Company shall thereupon assign to Sellers uncollected Receivables in the amount of such payment. This is Sellers sole liability with respect to collection of Accounts Receivable.

            Notwithstanding the above, if any Accounts Receivable is uncollectable due to an act or omission or any other cause of Buyer or the Company after Closing, Seller will have no liability with respect to such Accounts Receivable.

            5.4 No-Compete, Covenants. (a) Each Seller acknowledges that: (i) through acquiring all the outstanding shares of capital stock of the Company from him and the other Seller under this Agreement, Buyer paid for and acquired the Business and good will of the Company; (ii) he, as a principal executive officer and until Closing co-owner of the Company, participated in the development of the Company's good will; (iii) the Company's ownership benefits from its goodwill will be materially impaired, and Buyer will be deprived of the value of the Business and the good will it bought through its acquisition of his equity interest in the Company, if he was permitted to compete with the Company; (iv) the Company's Business is marketed and provided throughout the Territories; (v) the Company competes with other businesses that provide or could provide services similar to the Business in the Territory; and (vi) the provisions of Sections 5.4 are of this Agreement essential to protect the Company's Business and good will, and are reasonable.

            (b) Each Seller covenants with the Buyer and the Company that:

            (i) he will not, at any time

                                        (x) prior to December 31, 2003, if
Buyer gives him either (a) a Renewal Offer or (b) the First No-Compete Advice and the Second No-Compete Advice,

                                        (y) prior to December 31, 2002, if
Buyer gives him the First (but not the Second) No-Compete Advice, and

                                        (z) prior to December 31, 2001, if
Buyer gives him neither the First No-Compete Advice, the Second No-Compete Advice, nor the Renewal Offer,

whether for his account or for the account of any other Person, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with lend credit to (except for bonding assistance to Pacific Alliance Contractors, Inc. in conformance with the terms in the agreement dated October 11, 1997 (a copy of which Sellers have delivered to the Buyer) or render services or advice to, any Person providing environmental remediation, demolition or services related thereto which competes with the Business anywhere within the Territory; provided, however, that he may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in any manner set forth above in the activities of such enterprise) if such securities are listed on any national securities exchange or on the Nasdaq National Market. (The period from the Closing Date through December 31, 2003, December 31, 2002, or December 31, 2001, whichever may be applicable, is referred to as the "No-Compete Period"),

                          (ii) he will not, at any time during the No-Compete
Period, whether for his own account or for the account of any other Person, directly or indirectly, solicit any environmental remediation, demolition or other related business from any Person who is or was a customer of the Company, or is a prospective customer of the Company (as evidenced by an expenditure of the Company in connection therewith), whether or not he had personal contact with such Person during or by reason of his employment with the Company;

                          (iii) he will not, at any time during the No-Compete
Period,, whether for his own account or the account of any other Person, directly or indirectly, (i) solicit, employ, or otherwise engage as an employee, independent contractor, consultant, or otherwise, any Person who is or was an employee, independent contractor, or consultant of the Company, or induce or attempt to induce any Person who is an employee, independent contractor, consultant of the Company to terminate his employment, independent contracting, or consultation with the Company; or (ii) interfere with the Company's relationship with any Person, including any Person who at any time was an employee, consultant, contractor, supplier, or customer of the Company; and

                          (iv) he will not at any time disparage the Company
or Buyer or any of their respective shareholders, directors, officers, employees, or agents.

            (c) The period of time applicable to any covenant in this Section
 5.4 will be extended by (i) the duration of any period during which a Seller is in breach of such covenant, and (ii) the duration of any period (to the extent not overlapping the period referred to above) during which the Buyer does not have actual knowledge of such breach.

             (d) If the Company fails to pay a Seller the Salary due him under his Employment Agreement and, after 15 days written notice to the Company and Buyer, continues to fail to pay such Salary, said Seller will have the right to elect, by written notice to the Company and Buyer, to either (but not both)
(i) seek monetary damages for non-payment of Salary, or (ii) terminate the No-Compete period. Such election to seek monetary damages shall constitute a waiver of right to terminate his No-Compete Period, and such an election to terminate shall constitute a waiver of the right to such damages.

             (e) The No-Compete Period with respect to a Seller shall terminate (i) if the Buyer fails to pay to said Seller the amount due him under either section 2 or 3 of his Rights Agreement, (ii) said Seller prevails at an arbitration with respect thereto, and (iii) the Buyer fails to pay the arbitration award within sixty (60) days after the award becomes a final, non-appealable, confirmed award.

             5.5 Payment and Performance Bonding Guarantees. Sellers shall continue to give their guarantees of bonding after Closing as personally guaranteed by them on or prior to the Closing, until the Company obtains bonding pursuant to Section 6.1 and all security interests held by Wells Fargo Bank on any asset of the Company have been released . Sellers obligations with respect to giving new guarantees, pursuant to this Section 5.5 shall terminate thirty (30) days after release of such security interest by the filing of UCC-3 termination statements, or the equivalent thereof.

             5.6 Release of Company Guarantee to Wells Fargo. The Sellers own real property located at the corner of Kearny Villa Road and Ruffin Road in San Diego, California. Sellers have borrowed funds from Wells Fargo Bank, secured by said real property, in connection with their purchase thereof. Such borrowing is guaranteed by the Company, and such guaranty is secured by a security interest in Company assets. Sellers will pay off in full all indebtedness with respect to such borrowed funds within 10 days of Closing.

             5.7 Release. Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Company, and each of its respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Release" and collectively, "Releases") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the Releasee arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer or the Company arising under this Agreement, a Rights Agreement or an Employment Agreement, or the lease agreement between the Company and JayScott as provided for in this Agreement
Section 6.5(a). Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

             5.8 Corporate Credit Cards. The Sellers will use their Best Efforts to cause all current Corporate Credit Cards to be transferred over into their personal names. The existing frequent flyer miles that have accrued, whether or not they were accrued for business purposes, will transfer with such cards.

             5.9 Licensing. Watkins shall continue to license the Company after Closing as the Responsible Managing Employee ("RME") pursuant to the licensing requirements of the California Contractors State Licensing Board ("CSLB"). In his duties as RME, if Watkins believes that the Company is working in violation of any law, he will notify the Company and Buyer in writing thereof. The Company will have ten (10) days to act diligently to cure such violation or to send a letter to Watkins from the Company's legal counsel explaining why it disagrees with his opinion. If the Company fails to act diligently within 10 days to cure or to follow the advice of its counsel, Watkins can resign as RME of the Company.

             5.10 Non-Use of Watkins Name. Neither Seller will, at any time after the Closing, use, or have any interest in any Person which uses the name "Watkins" as a corporate, trade, product, or service name, or mark, so long as the Company continues to use the name "Watkins" in any manner, provided, however that Sellers may use such name in connection with a business that is not similar to or related in any way to the business of the Company.

             5.11 Filing of Tax Returns. Sellers will cause the Company to file Federal and California income tax returns, in a timely manner, for the Company's (i) tax year ended June 30, 1997 in substantially the form and substance of the draft thereof delivered to the Buyer prior to the Closing Date, and (ii) tax period from July 1, 1997 through the Closing Date. Sellers, as officers of the Company, will sign such returns on its behalf.

6. BUYERS OBLIGATIONS AFTER CLOSING

             6.1. Payment and Performance Bonds. The Company will use its Best Efforts after Closing (by providing, among other items that may be required, its guarantee, financial statements, and all other required documentation necessary) to obtain replacement of the existing bonds and the termination of the Sellers' guarantees of bonding.

             6.2 Trade Payables and Other Corporate Credit. Part 6.2 of the Disclosure Letter lists all Trade Payables as of October 20, 1997. The Company will use its Best Efforts after Closing (by providing its guarantee, financial statements, and all other required documentation necessary) to obtain new trade credit and the termination of Sellers' guarantees of the Company's trade debt. All current trade credit with Sellers guarantees shall be terminated upon Closing. All trade credit with balances that have Sellers guarantees shall be paid off within thirty (30) days of the due date. The Company will use its Best Efforts after Closing (by providing its guarantee, financial statements, and all other required documentation) to obtain new Company credit cards and gas credit cards.

             6.3 Licensing. The Company and/or Buyer shall post, in the name of and for the benefit of Watkins, a bond in the amount of $7500.00, as required by the CSLB when a Company maintains a RME, in order to transfer the licensing from the Watkins as an owner/qualifier to an RME/qualifier.

             6.4 Insurance. The Company and/or Buyer will continue current insurance coverage practices for the assets and the operations of the Business for all risks normally insured against by a Person carrying on the same business or businesses as the Company except for the deductible, co-insurance and maximum coverage amounts. The Company will use its Best Efforts to name Sellers as "additionally insured" on the Insurance Policies. The Company will pay the deductible for any claims brought post Closing, even if such claims relate back to pre-closing events.

             6.5 Real Property Lease. (a) Notwithstanding Section 3.25, the Company and Buyer will continue to pay the lease between the Company and JayScott (a Related Party to the Sellers disclosed in Parts 3.2(c), 3.17(a), 3.17(c), and 3.24of the Disclosure Letter) for the real property referred to in Section 5.6 at $2,000.00 per month until terminated by either JayScott or the Company, with 90 days written notice.

                          (b) The Company is currently leasing property
located at 5490 Complex St., San Diego, CA 92123 and the Sellers maintain personal guarantees on such lease. The Company will use its Best Efforts (by providing, among other items that may be required, its guarantee, financial statements, and all other required documentation)to terminate the Sellers' guarantees.

7. INDEMNIFICATION; REMEDIES.

             7.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, certifications, covenants, and obligations in this Agreement, the Disclosure Letter, the Closing Date Financial Certificate, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge of the Buyer acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

             7.2 Indemnification and Payment of Damages by Sellers. Sellers, jointly and severally, will indemnify, and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, Damages, arising, directly or indirectly, from or in connection with:

             (a) Any Breach of any representation or warranty made by a Seller or the Sellers in this Agreement, the Disclosure Letter, or any Sellers' Closing Document,

             (b) Any Breach by a Seller of any agreement, covenant or obligation of a Seller in this Agreement or in a Sellers' Closing Document,

             (c) A pre-Closing Date or Closing Date act, omission, circumstance or situation, which, had the applicable representations and warranties not been given as to Sellers' Knowledge, such representations and warranties would have been Breached by Sellers.

The remedies provided in Sections 7.2 and 7.3 will be the exclusive remedies available to Buyer or the other Indemnified Persons.

             7.3 Indemnification and Payment of Damages by Sellers --Environmental Matters. In addition to the provisions of Section 7.2, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and the other Indemnified Persons for, and will pay to Buyer, the Company, and the other Indemnified Persons the amount of, any Damages incurred that were not disclosed in the Disclosure Letter Section 3.19 including costs of investigation, cleanup, containment, or other remediation), as well as attorneys', consultants, and experts' fees actually incurred) arising, directly or indirectly, from or in connection with:

             (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities (whether real, personal, or mixed and whether tangible or intangible) in which the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Company on or prior to the Closing Date the Company is or may be held responsible at any time, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Company on or prior to the Closing Date the Company is or may be held responsible at any time; and

             (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Company or, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company or the Business prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Company at any time on or prior to the Closing Date.

Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 7.3. The procedure described in Section 7.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 7.3.

             7.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any obligations performed lawfully or at the discretion of the board of directors by Greg Watkins in his capacity as RME of the Company, or (d) payments made by Sellers under their personal guarantees of bonding given by them at anytime prior to the Closing or after the Closing pursuant to Section
5.5. The remedies provided in this Section 7.4 shall be exclusive of and limit all other remedies that may be available to the Sellers, except for those remedies provided in Sections 5.4(d) and 5.4(e).

             7.5 Time Limitations. Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date, other than those in Sections 3.3, 3.11, , and 3.19, unless on or before three years from the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.3, 3.11, or 3.19, may be made at any time. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before three years from the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers. A claim for Damages made by Seller or Sellers on obligations to be performed by the Buyer after the Closing Date may be made within three years after Breach.

             7.6 Limitations on Amount--Sellers. (a) Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 7.2 and 7.3 until, and only to the extent that, the total of all Damages with respect to such matters exceeds $50,000, However, this
Section 7.6 will not apply to any Breach of any of Sellers' representations and warranties of which either Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such Breaches. In addition, this Section shall not apply to any claim brought under Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.10, 5.11, 8.1, and 8.5, an Employment Agreement or
a Rights Agreement.

                          (b) Sellers' liability, under Section 7.2(c) and 7.3
on a claim made for indemnification pursuant to Section 7.2(c) (provided, however, that from 12 months after the Closing Date, such liabilities will be limited to third party claims), during each of the twelve-month period referred to in column A hereof shall be limited to the percentage of Damages therewith set forth in column B hereof, as follows:

                   A                                       B
       Months Following Closing                Sellers' Damage Allocation
       ------------------------                --------------------------
            0-12 months                                   60%
            13-24 months                                  50%
            25-36 months                                  40%
            37-48 months                                  20%
            from 49 months                                 0%.

             7.7 Limitations on Amount--Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 7.4 until the total of all Damages with respect to such matters exceeds $50,000. However, this Section 7.7 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches. In addition, this section shall not apply to any indemnification claim brought by Sellers with respect to the Buyers obligations under Sections 6.1, 6.2, 6.3, 6.4, and 6.5, Buyers obligations to Greg Watkins as RME, and Buyer's obligations under the Employment Agreements and Rights Agreement.

             7.8 Procedure For Indemnification--third Party Claims. (a) Promptly after receipt by an Indemnified Person under Section 7.2, 7.4, or (to the extent provided in the last sentence of Section 7.3 Section 7.3 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnifying Person under such Section, give notice to the Indemnifying Persons of the commencement of such claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnifying Person's failure to give such notice.

             (b) If any Proceeding referred to in Section 7.9(a) is brought against an Indemnified Person and it gives notice to the Indemnifying Person of the commencement of such Proceeding, the Indemnifying Person will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Person is also a party to such Proceeding and the Indemnified Persons determine in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification;
(ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within 15 days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

             (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

             (d) Notwithstanding the provisions of Section 8.4, Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim on their agent for service of process set forth in Section 8.3.

             (e) Each Seller agrees to promptly notify Buyer in writing of the commencement of any Proceeding of which it acquires Knowledge which, if Buyer had Knowledge thereof, would entitle Buyer, as an Indemnified Party, to give notice to an Indemnifying Persons pursuant to Section 7.8(a).

             (f) The Company will pay up to an aggregate of the first $50,000 of the reasonable attorneys' fees and disbursements incurred by the Company in defending against claims subject to indemnification by the Sellers under
Section 7.8. This amount shall benefit the Sellers and is not reimbursable by Sellers to the Company.

             7.9 Procedure For Indemnification--other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

8. GENERAL PROVISIONS.

             8.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will pay all amounts payable to, The Heim Group, the finder in connection with this Agreement and the Contemplated Transactions. Sellers will cause the Company not to incur any expenses in connection with this Agreement or the Contemplated Transactions. Fees not exceeding $30,000 paid by the Closing Date to Schilling & Hinzman, CPA, for its audit of the Latest Year-End and prior Financial Statements will not be considered an expense referred to in the prior sentence.

             8.2 Notices. All notices, consents, waivers, service of process, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed on the same date by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            If to Watkins:

                          Greg S. Watkins
                          c/o Watkins Contracting Inc.
                          8690 Aero Drive - Suite M327
                          San Diego, CA  92123
                          Facsimile No.: 619-279-6332

            with a copy to:

                          The Law Offices ofSteven T. Myers
                          9750 Miramar Road Suite 380
                          San Diego, CA 92126

            If to Barone:

                          Daren J. Barone
                          c/o Watkins Contracting Inc.
                          8690 Aero Drive - Suite M327
                          San Diego, CA  92123
                          Facsimile No.: 619-279-6332

            with a copy to:

                          Law Offices of Steven T. Myers
                          9750 Miramar Road, Suite 380
                          San Diego, CA 92126

            If to Buyer:

                          Oak Hill Sportswear Corporation
                          1411 Broadway
                          New York, New York  10018
                          Attention:  Arthur L. Asch, Chairman
                          Facsimile No.:  212-789-8856

            with a copy to:

                          Greenberger & Forman
                          1370 Avenue of the Americas
                          New York, New York  10019-4602
                          Attention:  Joseph Greenberger, Esq.
                          Facsimile No.:  212-757-4053

             8.3 Injunctive Relief. Each Seller recognizes that, because of the nature of the subject matter of Section 5.4, it would be impractical and extremely difficult to determine the Company's and Buyer's actual damages, and that they would be harmed irreparably, in the event of a Seller's breach of
Section 5.4. Accordingly, if a Seller commits a breach, or threatens to commit a breach, of any of the provisions of Section 5.4, the Company and Buyer shall, notwithstanding the provisions of Section 8.4, be entitled to have the provisions of Section 5.4 specifically enforced by temporary, preliminary and permanent injunctive relief without the posting of any bond, surety, which each Seller herewith waives. Sellers and Buyer submits to the jurisdiction of the Los Angeles Superior Court, sitting in Los Angeles, California, and waives any defense of inconvenient forum to the maintenance of such action. Each Seller appoints Thomas G. Feruzzo,Esq. (and in the event of his unavailability, any member of said firm), Ferruzzo & Ferruzzo, 2114 North Broadway, Santa Ana, California 92706, and the Company and Buyer appoint Joseph Greenberger, Esq., Greenberger & Forman, 1370 Avenue of the Americas, New York, New York 10019 (and in the event of his unavailability, any member of said firm) as their respective agents to receive on their respective behalfs service of the summon, complaint, orders, and any other process that may be served in such action.

             8.4 Arbitration. (a) Any claims by the Company or Buyer against a Seller, or by a Seller against the Buyer arising out of or in connection with this Agreement, a Sellers' Closing Document or the Rights Agreement shall be determined by arbitration by an arbitrator appointed by JAMS/Endispute, in accordance with the applicable rules of JAMS/Endispute, and as provided in this Section 8.4; provided, however, that in the event of a Seller's alleged breach or default under this Agreement, the Company and Buyer may also commence a court action for injunctive relief pursuant to Section 8.3, but, upon the issuance and during the continuance of injunctive relief pursuant to
Section 8.3, all proceedings in such action shall be stayed and all issues therein shall be determined by arbitration as provided herein and the decision of the arbitrator on such issues shall be determinative in the action. The arbitration may be commenced by a demand for arbitration with notice of claims served on a party's agent for service of process as provided for in Section 8.3, with a simultaneous copy thereof pursuant to Section 8.2 and to the JAMS/Endispute office in Los Angeles, California,. Except as otherwise provided for herein, the arbitration shall be conducted in accordance with the JAMS/Endispute Comprehensive Rules and Procedures then in effect. There shall be one arbitrator agreed upon by the parties, or if the parties cannot agree on the identity of the arbitrator within five days of the arbitration demand, the arbitrator shall be selected by the JAMS/Endispute Administrator. Any issue about whether a claim is covered by this Agreement to arbitrate shall be determined by the arbitrator.

                          (b) The provisions of Section 1283.05 of the Code of
Civil Procedure, as amended or replaced as of the arbitration, are incorporated into this Agreement and shall be applicable to the arbitration. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said statute, as amended or replaced as of the arbitration. The arbitrator shall not be bound by rules of evidence, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written or such other manner of presentation as the arbitrator may determine to be appropriate. Pre-trial memoranda shall be exchanged no later than five days before the hearing starts. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues without unnecessarily prolonging the arbitration.

                          (c) The arbitrator shall take such steps as he or
she may consider necessary to start the hearing within 60 days of the appointment of the arbitrator and to conclude the hearing within 20 days; and the arbitrator's written decision shall be made not later than ten days after the conclusion of the hearing. A stenographic record shall be kept of the hearing, except that the arbitrator may employ telephonic conference calls with the parties' attorneys to decide discovery and procedural issues, and no stenographic record shall be required thereof. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator shall for good cause (including the inability of a party to complete its discovery despite diligent efforts in connection therewith) allow reasonable extensions or delays, which shall not affect the validity of the award. The arbitrator's written decision shall contain a brief statement of the claims(s) determined and the award made on each claim. In making the decision and award, the arbitrator shall apply applicable California law. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final, and judgment may be confirmed and entered in any court having jurisdiction thereof. The arbitrator may award injunctive relief or any other substantive or procedural direction available form a judge in an action, in law or equity. The arbitrator shall award the predominantly prevailing party its reasonable attorneys' fees and disbursements and expenses (including stenographic, witnesses', experts', and investigation fees and expenses) in connection with the arbitration. Until the arbitrator's award of costs, the fees and disbursements of JAMS/Endispute, the arbitrator, stenographic recording expenses and similar arbitration expenses shall be borne and paid 50% by the Sellers and 50% by the Buyer or the Company (whichever may be a party to the arbitration).

                          (d) Notwithstanding any term in this Agreement to
the contrary, each party hereto, on or prior to the commencement of arbitration hereunder, shall first notify the other party in writing of its or his intention to seek arbitration and the specific bases upon which its claims are made. Within seven days thereof, the party in receipt of such notification may request that JAMS/Endispute provide mediation services with a mediator in accordance with its Rules and as selected by the Administrator, and on such request the other party shall submit to such mediation; the fees and disbursements of said mediation shall be borne 50% by the Sellers and 50% by the Company or Buyer whichever maybe a party to the mediation). The pendency of a request for mediation, or of a mediation, shall not stay a demand for arbitration pursuant to Section 8.4(a), or any arbitration procedures, hearing or determination pursuant to Section 8.4(b), 8.4(e), or 8.4(d). Nothing herein shall limit the Company or Buyer from seeking or obtaining injunctive relief as provided in Section 8.3 and 8.4(a).

             8.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

             8.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

             8.7 Entire Agreement; Modification; Inadmissibility of Drafts. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the letter agreement between Buyer and Sellers dated August 20, 1997) and constitutes (along with the Agreements, Disclosure Letter, certificates and documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. No prior drafts, or testimony relating thereto, of this Agreement shall be used to interpret this Agreement nor admissible in evidence. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

             8.8 Disclosure Letter. (a) The disclosures in the Disclosure Letter relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

             (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

             8.9 Assignments, Successors, and No Third-party Rights. No party to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement. This Agreement will be binding in all respects upon, and subject to the prior sentence, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Company any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Company and their successors and permitted assigns.

             8.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

             8.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. The obligations of the Sellers under this Agreement and the Sellers Documents (other than the Employment Agreements) shall be joint and several. All reference to "Sellers" refer to each Seller and to both Sellers All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

             8.12 Governing Law. This Agreement will be governed by the laws of the State of California.

             8.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

             IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Buyer:                                  Sellers:

OAK HILL SPORTSWEAR CORPORATION

By: /s/ Arthur L. Asch                  /s/ Greg S. Watkins
    -----------------------------       ------------------------------
    Chairman of the Board                   GREG S. WATKINS


                                        /s/ Daren J. Barone
                                        ------------------------------
                                            DAREN J. BARONE

              LIST IDENTIFYING CONTENTS OF DISCLOSURE LETTER ITEMS

         The Disclosure Letter delivered by Greg S. Watkins and Daren J. Barone pursuant to the Stock Purchase Agreement filed as Exhibit 2.1 hereto contains information regarding the following Sections of said Agreement: 3.1(a); 3.2(b); 3.2(c); 3.3; 3.6; 3.8(b)(i); 3.8(b)(ii); 3.10; 3.11(d); 3.13(a); 3.14(a);
3.14(b); 3.14(c); 3.15(a); 3.15(c); 3.15(d); 3.16; 3.17(a); 3.17(b); 3.17(c);
3.17(d); 3.17(e); 3.18(a); 3.18(b); 3.18(c); 3.18(d)(ii); 3.18(e); 3.19;
3.20(a)2, 3.20(b); 3.20(c); 3.21; 3.22; 3.24(a); 3.24(b); 3.25; 3.26 and 6.2.
The contents of such Disclosure Letter Items may be identified by reference to the subject matter of said Sections.